Exhibit 99.3
Metroflag BP, LLC, Metroflag Polo, LLC, Metroflag Cable, LLC,
CAP/TOR, LLC, Metroflag SW, LLC, Metroflag HD, LLC, and
Metroflag Management, LLC
Unaudited Combined Financial Statements
As of and for the five month periods ended May 31, 2007 and 2006
Contents

Unaudited Combined Balance Sheets	1
Unaudited Combined Statements of Operations	2
Unaudited Combined Statements of Cash Flows	4
Notes to Unaudited Combined Financial Statements	5

99.3-1

Metroflag BP, LLC; Metroflag Polo, LLC; Metroflag Cable, LLC;
CAP/TOR, LLC; Metroflag SW, LLC; Metroflag HD, LLC;
and Metroflag Management, LLC
Combined Balance Sheets (Unaudited)
(amounts in thousands)

	May 31, 2007	May 31, 2006
Assets
Real Estate investments at cost
Land	$222,598	$167,455
Building and improvements	77,951	77,881
Furniture, fixtures and equipment	2,590	2,106
Capitalized development costs	10,106	9,064
Less: accumulated depreciation	(44,980)	(22,259)

Net real estate investments	268,265	234,247

Cash	1,900	3,013
Restricted cash	84	55,733
Rent and other receivables	237	256
Deferred rent receivable	72	224
Deposits on land purchase	—	3,802
Deferred financing costs	10,536	2,300
Acquired lease intangible assets	1,308	1,540
Prepaid and other	459	706

Total assets	$282,861	$301,821

Liabilities and members’ equity
Mortgage loans payable	$306,543	$285,000
Loans from members	24,607	11,496
Due to members	1,072	819
Accounts payable and accrued expenses	3,369	5,537
Unearned rent and related revenues	803	586
Acquired lease intangible liabilities	50	74
Tenants’ security deposits	1,119	983

Total liabilities	337,563	304,495

Commitments and contingencies

Members’ equity	(54,702)	(2,674)

Total liabilities and members’ equity	$282,861	$301,821

99.3-2

Metroflag BP, LLC; Metroflag Polo, LLC; Metroflag Cable, LLC;
CAP/TOR, LLC; Metroflag SW, LLC; Metroflag HD, LLC;
and Metroflag Management, LLC
Combined Statements of Operations (Unaudited)
For the Five Months Ended May 31, 2007 and 2006
(amounts in thousands)

	2007	2006
Revenues
Minimum rent	$2,209	$2,153
Percentage rent	46	25
Common area and other revenues	293	372

Total revenues	2,548	2,550

Expenses
Depreciation and amortization	168	149
Operating and maintenance	216	971
General and administrative	152	300
Real estate taxes	211	98

Total operating expenses	747	1,518

Operating income	1,801	1,032

Other income/(expense)
Interest expense, net	(16,398)	(10,507)
Loss on early retirement of debt	(3,507)	—
Loss from incidental operations	(11,859)	(8,520)

Net loss	$(29,963)	$(17,995)

99.3-3

Metroflag BP, LLC; Metroflag Polo, LLC; Metroflag Cable, LLC;
CAP/TOR, LLC; Metroflag SW, LLC; Metroflag HD, LLC;
and Metroflag Management, LLC
Combined Statements of Cash Flows (Unaudited)
For the Five Months Ended May 31, 2007 and 2006
(amounts in thousands)

	2007	2006
Operating activities
Net loss	$(29,963)	$(17,995)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,734	6,684
Deferred financing cost amortization	42	1,643
Changes in operating assets and liabilities:
Rent and other receivables	192	(23)
Deferred rent	18	96
Acquired lease intangible assets	62	122
Other assets	460	1,562
Due to members	22	—
Accounts payable and accrued expenses	(1,418)	2,924
Unearned rent and related revenue	80	97
Acquired lease intangible liabilities	(8)	(12)
Tenants’ deposits	27	30

Net cash used in operating activities	(20,752)	(4,872)

Investing activities
Restricted cash	11,457	(53,979)
Acquisition of real estate	—	(14,637)
Deposits on land purchase	—	1,005
Development of real estate including land acquired	2,573	(1,591)

Net cash used in investing activities	14,030	(69,202)

Financing activities
Deferred financing and leasing costs	(10,536)	—
Proceeds from loans	306,543	68,803
Retirement of long term debt	(295,000)	—
Proceeds from members’ loans	5,972	4,925
Members’ contributions	—	11,902
Members’ distributions	—	(12,000)

Net cash provided by financing activities	6,979	73,630

Net increase (decrease) in cash and cash equivalents	257	(444)
Cash at beginning of year	1,643	3,457

Cash at end of year	$1,900	$3,013

Supplemental cash flow disclosures:
Cash paid for interest	$16,322	$10,134

Noncash financing and investing activities:
Financed acquisition of real property	$—	$22,063

99.3-4

Metroflag BP, LLC, Metroflag Polo, LLC, Metroflag Cable, LLC, CAP/TOR, LLC, Metroflag SW,
LLC, Metroflag HD, LLC, and Metroflag Management, LLC
(Nevada Limited Liability Companies)
Notes to Unaudited Combined Financial Statements
For The Periods Ended
May 31, 2007 and May 31, 2006
1. Organization
Metroflag BP, LLC (“BP”), Metroflag Polo, LLC (“Polo”), Metroflag Cable, LLC (“Cable”), CAP/TOR, LLC (“CAP/TOR”), Metroflag SW, LLC (“SW”), Metroflag HD, LLC, (“HD”), and Metroflag Management, LLC (“MM”) (collectively, “Metroflag”, the “Metroflag Entities” or the “Company”) are engaged in the business of leasing real properties located along Las Vegas Boulevard between Harmon Avenue and Tropicana Avenue in Las Vegas, Nevada. Metroflag refers to the land as the “Park Central Property.” Metroflag is in the planning stage of redeveloping the Park Central Property into a mixed-use development including a casino, hotels, entertainment, retail and residential development project. Metroflag has been engaged in the leasing business since 1998 when CAP/TOR acquired certain real properties situated on Las Vegas Boulevard and has since assembled the current six parcels of land totaling approximately 17.72 acres and associated buildings as of May 31, 2007.
Ownership of the Company
As of May 31, 2007, Flag Luxury Properties, LLC (“Flag Luxury”) and Leviev Boymelgreen of Nevada, LLC each own 50% of the membership interests of BP Parent, LLC, which in turn is the sole member of the other Metroflag Entities.
BP
BP was formed on December 26, 2001 by two members: Metro Two, LLC (“Metro Two”), and Flag Luxury BP, LLC (“Flag BP”), each owning an equal share of the members’ interest. On December 28, 2001, BP acquired from Grand Casino Nevada I, Inc. (“GCN”), the rights in a certain long-term ground lease agreement of real estate (the “Ground Lease”) and the leasehold improvements including the Travelodge Motel (the “Travelodge Property”) located at 3735 South Las Vegas Boulevard. The Ground Lease had been entered into by and between GCN, as tenant, and Brooks Family Trust and Nevada Brooks Cook, as landlord, on June 17, 1996.

99.3-5

Metroflag BP, LLC, Metroflag Polo, LLC, Metroflag Cable, LLC, CAP/TOR, LLC, Metroflag SW,
LLC, Metroflag HD, LLC, and Metroflag Management, LLC
(Nevada Limited Liability Companies)
Notes to Combined Financial Statements (Unaudited)
For The Periods Ended
May 31, 2007 and May 31, 2006
1. Organization and Basis of Presentation (continued)
BP completed the acquisition of the Ground Lease and the Travelodge Property for a final purchase price of $3,500,000 in March 2003. On February 15, 2002, BP entered into a Management Agreement with WW Lodging Limited, LLC (“WW Lodging”), in which the parties agreed that WW Lodging would manage the Travelodge Property for a fee equaling 3 1/2 percent (3.5%) of the gross revenues generated from the operation of the Travelodge Property. On December 1, 2004, Metro Two, and Flag BP agreed to assign one half of their respective members’ interest to LBN-BP, LLC (“LBN-BP”), giving LBN-BP a 50% interest in BP, each retaining a 25% interest in Metroflag BP. LBN-BP agreed to contribute $60 million into BP in return for the members’ interest received. On December 20, 2006, BP acquired the land subject to the Ground Lease for $55 million and the Ground Lease was terminated.
Polo
Polo was formed on December 26, 2001, by two members: Metro One, LLC (“Metro One”), and Flag Luxury Polo, LLC (“Flag Polo”), each owning an equal share of Polo’s membership interests. On December 28, 2001, Polo acquired from GCN the real property located at 3743 South Las Vegas Boulevard known as the “Polo Property”. After a number of adjustments to the purchase price, Polo completed the acquisition of the Polo Property for a final purchase price of $25,765,000 in March 2003. Polo paid cash of $17,765,000 between 2001 and 2003 and granted two classes of mandatorily redeemable membership interests totaling $8 million to GCN. During March 2005, Polo entered into an option agreement with GCN, which provided Polo with the ability to exercise an option allowing a discount for early payment of its obligations to GCN. Polo exercised this option and made the final payment of $5 million in 2005, which represented full satisfaction of the mandatorily redeemable membership interests. Contemporaneously, Metro One and Flag Polo, the only remaining members then, assigned one half of their respective interest to LBN Polo, LLC (“LBN-Polo”) giving LBN-Polo a 50% interest in Polo, each retaining a 25% interest in Polo. In return, LBN-Polo agreed to contribute $30 million into Polo. In 2004, Polo completed constructing the current Hawaiian Market Place and the sidewalk improvement for a total construction cost of approximately $32 million and $1.6 million, respectively.

99.3-6

Metroflag BP, LLC, Metroflag Polo, LLC, Metroflag Cable, LLC, CAP/TOR, LLC, Metroflag SW,
LLC, Metroflag HD, LLC, and Metroflag Management, LLC
(Nevada Limited Liability Companies)
Notes to Combined Financial Statements (Unaudited)
For The Periods Ended
May 31, 2007 and May 31, 2006
1. Organization and Basis of Presentation (continued)
Cable
Cable was formed on May 18, 2004, by two members: Metro Three, LLC (“Metro Three”) and Flag Luxury Cable, LLC (“Flag Cable”), each owning an equal share of the members’ interest. On September 22, 2004, Metro Three and Flag Cable entered into certain Amended and Restated Memorandum of Agreement (the “Agreement”) with AI & Boymelgreen of Brooklyn Holdings, LLC (“AI & Boymelgreen”) to jointly purchase and redevelop the real property located at 3755 South Las Vegas Boulevard known as the “McDonalds” and redevelop the real property owned by an affiliate, E.C.SLVB, LLC, also known as the “Walgreens Plaza”. On November 1, 2004, Metro Three and Flag Cable assigned all of their members’ interest to an affiliate, Metroflag CC, LLC (“Metroflag CC”) and AI & Boymelgreen assigned all of its interest in Cable acquired on September 22, 2004, to an affiliate, AI & Boymelgreen of Nevada, LLC (“LBN-Cable”). Contemporaneously, Metro Three and Flag Cable withdrew as the members, and Metroflag CC and LBN-Cable were admitted as new members of Cable. As a result of the above transactions, Metroflag CC and LBN-Cable were the only surviving members of Cable each owning 50% of members’ interest. On January 5, 2005, Cable acquired the McDonald’s, for $90 million from Margel, LLC.
CAP/TOR
CAP/TOR was formed on February 18, 1998 by two members: E.C.SLVB, LLC (“E.C.SLVB”) and CAP IV Development, LLC (“CAP IV Development”), each owning an equal share of the members’ interest. On March 3, 1998, CAP/TOR acquired from an individual by the name of Robert Metz the real property located at 3764 South Las Vegas Boulevard known as the “Cap/Tor Plaza” for $17 million. In March 1999, CAP/TOR completed the construction of the Walgreens Plaza for total construction cost of approximately $4.6 million. On May 25, 2004, E.C.SLVB and CAP IV Development entered into a Purchase and Sale Agreement and Assignment of Membership Interest which provided that CAP IV Development sell all of its interest to E.C.SLVB for a purchase price of $8 million. As a result E.C.SLVB became the sole member owning 100% of CAP/TOR. On July 15, 2005, E.C.SLVB assigned all of its interest in CAP/TOR to Cable, becoming a wholly-owned subsidiary of Cable.
SW
SW was formed on May 9, 2005, by three members: Metro Five, LLC (“Metro Five”), Flag Luxury SW, LLC (“Flag SW”), and LBN SW, LLC (“LBN-SW”) owning 25%, 25% and 50% of the members’ interest, respectively. On May 23, 2005, SW acquired the land from Southwest Exchange Corporation and the building and lease intangibles from S&W of Las Vegas, LLC, both located at 3767 South Las Vegas Boulevard, also known as the “Smith & Wollensky” for an aggregate purchase price of $30.1 million.

99.3-7

Metroflag BP, LLC, Metroflag Polo, LLC, Metroflag Cable, LLC, CAP/TOR, LLC, Metroflag SW,
LLC, Metroflag HD, LLC, and Metroflag Management, LLC
(Nevada Limited Liability Companies)
Notes to Combined Financial Statements (Unaudited)
For The Period Ended
May 31, 2007 and May 31 2006
1. Organization and Basis of Presentation (continued)
HD
HD was formed on August 5, 2004. HD is a wholly-owned subsidiary of BP. HD was created to acquire the real property located at 3725 South Las Vegas Boulevard, also known as “Harley-Davidson”. HD completed the acquisition of Harley-Davidson on May 16, 2006 for an aggregate price of $36.6 million.
MM
Metroflag Management, LLC (“MM”), was formed on June 24, 2005 by three members: Metro Property Management, LLC, Flag Luxury Management Nevada, LLC, and LBN-Management, LLC to provide core administrative services to, and manage real properties owned by the Company. In addition, MM administers and manages the redevelopment project and other special projects. Prior to creation of MM, BP served these functions.
Mergers
On May 9, 2007, Polo, Cable, CAP/TOR, SW and HD were merged with and into either Cable or BP, with Cable and BP continuing as the surviving companies.
On May 9, 2007, Flag Luxury BP, LLC, Flag Luxury Polo, LLC, Flag Luxury SW, LLC, Flag Luxury Cable, LLC, Metroflag CC, LLC, Metro One, LLC, Metro Two, LLC, Metro Three, LLC, Metro Five, LLC, merged into a new entity called FX Luxury Realty, LLC (“FXLR”), with FXLR surviving the merger. By completing and surviving the merger, FXLR effectively became a 50% member of Metroflag, with Flag Luxury owning 100% of FXLR.
Refinancing
During the period ended May 31, 2007, BP and Cable obtained a $370 million loan from an affiliate of Credit Suisse (the “Credit Suisse Note”), which refinanced existing debt obligations with Barclays Capital for a total payoff of $301 million less reserves maintained by Barclays Capital of $7.8 million for a total consideration of $293.2 million. The Credit Suisse note is a 12-month note with two 6-month extensions and is secured by Metroflag’s interests in the Park Central Property.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying combined financial statements consist of BP, Polo, Cable, CAP/TOR, SW, HD, and MM. Significant inter-company accounts and transactions between the entities have been eliminated in the accompanying combined financial statements. The financial statements have been combined because the entities are all under common ownership, are part of a single redevelopment plan, and subject to two mortgage loans secured by the properties owned by the entities. For further information, refer to Metroflag’s audited combined financial statements and accompanying notes included elsewhere in this report.

99.3-8

Metroflag BP, LLC, Metroflag Polo, LLC, Metroflag Cable, LLC, CAP/TOR, LLC, Metroflag SW,
LLC, Metroflag HD, LLC, and Metroflag Management, LLC
(Nevada Limited Liability Companies)
Notes to Combined Financial Statements (Unaudited)
For The Period Ended
May 31, 2007 and May 31 2006
2. Summary of Significant Accounting Policies (continued)
Incidental Operations
The Company follows the provisions of Statement of Financial Accounting Standards No. 67, Accounting for Costs and Initial Operations of Real Estate Projects (“SFAS 67”) to account for the operations of BP, Polo, Cable and HD. In accordance with SFAS 67, the operations of BP, Polo, Cable and HD are considered “incidental,” and as such, for each entity, when the incremental revenues exceed the incremental costs, such excess is accounted for as a reduction of capitalized costs of the redevelopment project.
On the other hand, in such cases where the incremental costs exceed the incremental revenues, such excess is charged to expense as incurred and is included in loss from incidental operations in the accompanying statements of operations. There were no incidental operations in 2004 as the redevelopment plan did not exist until 2005. The following table summarizes the results from the incidental operations for the periods ended May 31, 2007 and 2006:

	May 31,
	2007	2006
	(In thousands)
BP
Revenues	$2,019	$1,912
Depreciation and Amortization	(989)	(815)
Operating & Other	(3,423)	(2,760)

	(2,393)	(1,663)

POLO
Revenues	3,097	3,229
Depreciation and Amortization	(8,114)	(7,018)
Operating & Other	(1,915)	(1,387)

	(6,932)	(5,176)

CABLE
Revenues	924	992
Depreciation and Amortization	(418)	(371)
Operating & Other	(958)	(739)

	(452)	(118)

HD
Revenues	406	99
Depreciation and Amortization	(2,311)	(1,498)
Operating & Other	(177)	(164)

	(2,082)	(1,563)

Net loss from incidental operations	$(11,859)	$(8,520)

99.3-9

Metroflag BP, LLC, Metroflag Polo, LLC, Metroflag Cable, LLC, CAP/TOR, LLC, Metroflag SW,
LLC, Metroflag HD, LLC, and Metroflag Management, LLC
(Nevada Limited Liability Companies)
Notes to Combined Financial Statements (Unaudited)
For The Period Ended
May 31, 2007 and May 31 2006
2. Summary of Significant Accounting Policies (continued)
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
3. Change in Depreciable Lives of Real Estate Investments
In accordance with its policy, the Company reviews the estimated useful lives of its real estate investments and furniture, fixtures and equipment on an ongoing basis. This review indicated that the estimated remaining useful lives of the Travelodge, Hawaiian Market Place, and McDonald’s need to be adjusted due to changes made to the development plan, which provide that these properties and the Harley-Davidson property will be demolished by mid-2008 as further described in Note 8. As a result, effective January 1, 2006, the Company changed its estimates of the useful lives of these properties from five years to two and a half years to better reflect the estimated period before these properties are to be demolished. The effect of this change in estimate was to increase 2007 depreciation expense and 2007 net loss by $1,115,203.
4. Acquired Lease Intangibles
The Company’s acquired intangible assets are related to above-market leases and in-place leases under which the Company is the lessor. The intangible assets related to above-market leases and in-place leases have a remaining weighted average amortization period of approximately 23 years and 23.4 years, respectively. The amortization of the above-market leases and in-place leases, which represents a reduction of rent revenues for the periods ended May 31, 2007 and 2006 was $99,729 and $99,729, respectively. Acquired lease intangibles liabilities are related to below-market leases under which the Company is the lessor, and recorded net of previously accreted minimum rent at May 31, 2007 and 2006 of $10,395 and $11,414, respectively. The remaining weighted-average amortization period is approximately 4.6 years.
Acquired lease intangibles consist of the following at May 31:

	2007	2006
	(In thousands)
Assets
Above-market leases	$582	$582
In-place leases	1,319	1,319
Accumulated amortization	(593)	(361)

Net	$1,308	$1,540

Liabilities
Below-market leases	$111	$111
Accumulated accretion	(61)	(37)

Net	$50	$74

The estimated aggregate amortization and accretion amounts from acquired lease intangibles for each of the next five years from the latest balance sheet date are as follows:

	Amortization
	Expense	Minimum Rent
	(In thousands)
Periods Ending May 31,
2007	$148,175	$19,318
2008	148,175	19,318
2009	73,397	12,403
2010	56,775	5,488
2011	52,473	1,829

99.3-10

Metroflag BP, LLC, Metroflag Polo, LLC, Metroflag Cable, LLC, CAP/TOR, LLC, Metroflag SW,
LLC, Metroflag HD, LLC, and Metroflag Management, LLC
(Nevada Limited Liability Companies)
Notes to Combined Financial Statements (Unaudited)
For The Periods Ended
May 31, 2007 and May 31, 2006
5. Derivative Financial Instruments
The Company has a policy and also is required by its lenders to use derivatives to partially offset the market exposure to fluctuations in interest rates. In accordance with Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”), the Company recognizes these derivatives on the balance sheet at fair value and adjusts them on a quarterly basis. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. The Company does not enter into derivatives for speculative or trading purposes.
In connection with the Barclays debt obligations entered into in June 2005 (which were subsequently refinanced in May 2007), the Company entered into three interest rate caps (the “Cap Agreements”) with Barclays Capital between July 2005 and March 2006 with notional amounts totaling $300 million. The Cap Agreements are tied to the Barclays Notes and convert a portion of the Company’s floating-rate debt to a fixed-rate for the benefit of the lender to protect the lender against the fluctuating market interest rate. None of the Cap Agreements were designated as a cash flow hedge under SFAS No. 133 and as such the change in fair value is recorded as an adjustment to interest expense. The changes in fair value of the Cap Agreements for the periods ended May 31, 2007 and 2006 were a decrease of $174,200 and a decrease of $1,379,001, respectively. The termination date of the caps is May 11, 2007 for the $174,200 and January 9, 2007 for the $1,379,001. As a result of refinancing the Barclays debt obligations with the Credit Suisse Note in May 2007, the Cap Agreements were terminated. Pursuant to the terms specified in the Credit Suisse Note, the Company entered into an interest rate cap with an affiliate of Credit Suisse on May 11, 2007 with notional amounts totaling $370 million. The new cap agreements are tied to the Credit Suisse Notes as discussed and convert a portion of the Company’s floating-rate debt to a fixed-rate for the benefit of the lender to protect the lender against the fluctuating market interest rate. None of the cap agreements were designated as a cash flow hedge under SFAS No. 133 and as such the change in fair value is recorded as adjustment to interest expense. The termination date of the caps is May 11, 2008.
6. Related Party Transactions
During the periods ended May 31, 2007 and 2006, Flag has allocated salaries and other general and administrative expenses to Metroflag which is included in general and administrative expenses. The total amount allocated for the periods ended May 31, 2007 and 2006 were $22,657 and $0, respectively.
7. Commitments and Contingencies
The Company is involved in litigation on a number of matters and are subject to certain claims which arose in the normal course of business, which, in the opinion of management, are not expected to have a material effect on the Company’s combined financial position, results of operations or liquidity except as follows:
The Company is a party to a certain Amended and Restated Grant of Reciprocal Easements and Declaration of Covenants, Conditions and Restricted dated June 19, 2002 (as subsequently amended, the “REA”) pursuant to which it agreed to pay for certain parking spaces to be constructed by Hard Carbon, LLC (“Hard Carbon”) for the benefit of a third party. A dispute has arisen regarding the appropriate amount payable by the Company. Hard Carbon has demanded payment in excess of $7 million and also demanded reimbursements for road-widening expenses from the Company. Management believes that the disputes will be settled in the near future and estimates the loss to be approximately $4 million.
8. Subsequent Events
Organizational Restructuring
On June 1, 2007, CKX, Inc. (“CKX”), a publicly traded media and entertainment company, purchased 50% of the outstanding common membership interests of FXLR for a $100 million cash investment (the “CKX FXLR Investment”). As a result of this transaction, CKX acquired an indirect 25% interest in Metroflag. In addition, on June 1, 2007 FXLR entered into a binding agreement to acquire the other 50% membership interest in Metroflag held by LBN by no later than July 27, 2007. On July 6, 2007, the buy-out of the remaining 50% of Metroflag from LBN was consummated. As a result of this transaction, FXLR owns 100% of the Metroflag Entities.

99.3-11

Metroflag BP, LLC, Metroflag Polo, LLC, Metroflag Cable, LLC, CAP/TOR, LLC, Metroflag SW,
LLC, Metroflag HD, LLC, and Metroflag Management, LLC
(Nevada Limited Liability Companies)
Notes to Combined Financial Statements (Unaudited)
For The Periods Ended
May 31, 2007 and May 31, 2006
8. Subsequent Events (continued)
FXLR has announced its intention to pursue a hotel, casino, entertainment, retail, commercial and residential development project on the Park Central Property.
Simultaneous with the CKX FXLR Investment, Elvis Presley Enterprises, Inc., an 85%-owned subsidiary of CKX, entered into a worldwide exclusive license agreement with FXLR granting FXLR the right to use Elvis Presley-related intellectual property in connection with designing, constructing, operating, and promoting Elvis Presley-themed real estate and attraction based properties, including Elvis Presley-themed hotels, casinos, theme parks, lounges and clubs (subject to certain restrictions). FXLR currently anticipates that the development of the Park Central Property will involve multiple elements that incorporate the Elvis Presley assets and themeing.
          Metroflag’s Credit Suisse Loan
     On July 6, 2007, Metroflag increased the size of the Credit Suisse Note to $475 million. The proceeds from this increase were used to partially fund for the Park Central Acquisition and to increase the amount held by Metroflag in escrow accounts to fund future pre-development spending and interest on the debt. The loan, which is comprised of three separate tranches, expire on July 5, 2008, but can be extended for up to two six month periods by Metroflag. Interest rates on the loan are at Eurodollar rate plus applicable margins ranging from 150 basis points on the $250 million tranche; 400 basis points on the $30 million tranche; and 900 basis points on the $195 million tranche; the effective interest rates on each tranche at June 30, 2007 were 7.4%, 9.9% and 14.9%, respectively.

99.3-12